UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2006

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR

240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

IPWG Sweden AB, a 100% owned subsidiary of the Registrant, acquired on October 3, 2006 all outstanding shares in the limited liability company Newpower i Höganäs AB (“Newpower), incorporated in Sweden, for a purchase price of SEK 100,000, (approximately $13,550 USD). The seller was Lennart Strand, an employee of the Registrant.

Then, on October 5, 2006, IPWG Sweden AB, through its wholly owned subsidiary Newpower, completed the acquisition of 92.4% of the outstanding shares of Add-Power AB, a company formed under the laws of Sweden for SEK 2,109,880 (approximately USD $285,000), plus an agreement for IPWG Sweden AB as its new owner to pay certain outstanding liabilities of Add-Power AB, estimated at $350,000 USD.

Add-Power AB owns proprietary patented technologies that the Registrant expects will be beneficial to its business of developing waste-to-energy facilities and expanding into other alternative energy businesses.

Item 8.01

Other Events (Issuances of Press Release)

A press release in regard to the above was issued on October 5, 2006 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Press Release dated October 5, 2006

The Purchase Agreement is currently in Swedish.  Once the Purchase Agreement is translated into English, the Registrant will file it with the Commission by amendment to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: October 12, 2006	By: /s/ Peter Toscano
Peter Toscano
President and Chief Executive Officer